                                                                      EXHIBIT 12

  RATIO OF EARNINGS TO FIXED CHARGES:
   COMPUTATION OF HISTORICAL RATIOS:        1993       1994       1995       1996       1997       1998       1999
----------------------------------------  --------   --------   --------   --------   --------   --------   --------
Earnings--
  Income before income taxes............   19,664     27,401     18,920     30,193     18,194     37,494     60,544
  Fixed charges.........................    6,776     11,657     15,472     15,516     17,078     22,740     28,807
  Less: interest capitalized............   (6,553)   (11,306)   (14,737)   (14,176)   (16,159)   (21,259)   (26,874)
  Add: interest amortized to COS........    3,049      9,768     13,268     15,134     14,857     19,031     25,469
                                           ------    -------    -------    -------    -------    -------    -------
  Earnings available for fixed
    charges.............................   22,936     37,520     32,923     46,667     33,970     58,006     87,946
                                           ------    -------    -------    -------    -------    -------    -------
Fixed charges--
  Interest incurred and capitalized.....    6,553     11,306     14,737     14,176     16,159     21,259     26,874
  Interest expense......................       --         --         --         --         --         --         --
  Portion of rents representative.......      223        351        735      1,340        919      1,481      1,933
                                           ------    -------    -------    -------    -------    -------    -------
  Total fixed charges...................    6,776     11,657     15,472     15,516     17,078     22,740     28,807
                                           ------    -------    -------    -------    -------    -------    -------
Ratio of earnings to fixed charges......     3.38       3.22       2.13       3.01       1.99       2.55       3.05
                                           ======    =======    =======    =======    =======    =======    =======

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED
                 PAYMENT ITEMS:
       COMPUTATION OF HISTORICAL RATIOS:            1993       1994       1995       1996       1997       1998       1998
------------------------------------------------  --------   --------   --------   --------   --------   --------   --------
Earnings--
  Income before income taxes................       19,664     27,401     18,920     30,193     18,194     37,494     60,544
  Fixed charges.............................        6,776     11,657     16,083     19,516     21,078     26,740     32,150
  Less: interest capitalized................       (6,553)   (11,306)   (14,737)   (14,176)   (16,159)   (21,259)   (26,874)
  Add: interest amortized to COS............        3,049      9,768     13,268     15,134     14,857     19,031     25,469
                                                   ------    -------    -------    -------    -------    -------    -------
  Earnings available for fixed charges......       22,936     37,520     33,534     50,667     37,970     62,006     91,289
                                                   ------    -------    -------    -------    -------    -------    -------
Fixed charges--
  Interest incurred and capitalized.........        6,553     11,306     14,737     14,176     16,159     21,259     26,874
  Interest expense..........................           --         --         --         --         --         --         --
  Preferred dividend requirements...........           --         --        611      4,000      4,000      4,000      3,343
  Portion of rents representative...........          223        351        735      1,340        919      1,481      1,933
                                                   ------    -------    -------    -------    -------    -------    -------
  Total fixed charges.......................        6,776     11,657     16,083     19,516     21,078     26,740     32,150
                                                   ------    -------    -------    -------    -------    -------    -------
Ratio of earnings to fixed charges..........         3.38       3.22       2.09       2.60       1.80       2.32       2.84
                                                   ======    =======    =======    =======    =======    =======    =======

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